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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated October 26, 1999 relating to the financial statements and financial statement schedules, which appears in Plexus Corp. and Subsidiaries' Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" and in such Registration Statement.


/s/PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
August 31, 2000